UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2021
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item. 1.01             Entry into a Material Definitive Agreement.

On April 28, 2021, Abraxas Petroleum Corporation (the “Company”, “we”, “us” or “our”), certain lenders (the “First Lien Lenders”), Société Générale, as Administrative Agent and Issuing Lender, certain swap counterparties in respect to the Company’s hedging arrangements (the “Swap Counterparties”) and the other parties thereto, entered into an Agreement, Joinder, Amendment to Forbearance Agreement, and Amendment No. 11 to Credit Agreement (the “First Lien Agreement”) in respect to the Company’s Third Amended and Restated Credit Agreement, dated as of June 11, 2014 (as amended, modified or supplemented, the “First Lien Credit Facility”)  On April 28, 2021, the Company, Angelo Gordon Energy Servicer, LLC, as Administrative Agent (the “Second Lien Lender”) and the other parties thereto, entered into an Agreement, Amendment to Forbearance Agreement and Amendment No. 4 to Credit Agreement (the “Second Lien Agreement”) in respect to the Company’s Term Loan Credit Agreement dated as of November 13, 2019 (as amended, modified or supplemented, the “Second Lien Credit Facility”).

As previously disclosed in our Form 8-K dated April 16, 2021, filed on April 22, 2021 (the “April 16 Report”), we experienced certain defaults (the “Defaults”) under our First Lien Credit Facility, and in addition to the existing events of default,  we do not anticipate that we will  maintain compliance with certain Second Lien Credit Facility covenants.  The inability to maintain compliance with the covenants of our Second Lien Credit Facility would represent an additional default under our First Lien Credit Facility as of the end of certain future fiscal quarters.

Also as disclosed in the April 16 Report, on April 12, 2021, Morgan Stanley Capital Group, Inc. (“Morgan Stanley”), a hedge counterparty to several of our hedging contracts, sent us notice of events of default and early termination with respect to the hedging contracts to which they are a counterparty (the “Hedge Terminations”).  The Morgan Stanley Hedge Terminations resulted in additional defaults (the “Additional Events of Default”) under our First Lien Credit Facility, and both the Hedge Terminations and such additional defaults resulted in additional events of default by us under our Second Lien Agreement.

As further disclosed in the April 16 Report, on April 16, 2021, we received a Notice of Default and Reservation of Rights (the “Notice of Default”) from the Second Lien Lender stating that, as a result of the Defaults, we have defaulted under the Second Lien Credit Facility and that, as a result, the lenders have accelerated our obligations due thereunder and have reserved their rights to pursue additional remedies in the future.

Pursuant to the First Lien Agreement, the First Lien Lenders and the Swap Counterparties agreed, during the forbearance period, to forbear from exercising remedies as a result of the foregoing events of default. The forbearance period began on March 31, 2021 and continues until May 6, 2021, unless terminated earlier as described below. During the forbearance period, all outstanding advances under the First Lien Credit Facility and all unpaid termination amounts in respect to our terminated hedging arrangements will continue to bear interest at the default rate under the First Lien Credit Facility. The First Lien Agreement also requires us to make quarterly payments of accrued interest on termination amounts in respect to the terminated hedging arrangements.

The First Lien Agreement will terminate prior to its scheduled expiration if, among other reasons, another default or event of default occurs under the First Lien Credit Facility or if we fail to comply with the terms of the First Lien Agreement). In addition to the forbearance, the First Lien Agreement also modifies certain covenants in the First Lien Credit Facility.  Specifically,  the First Lien Agreement limits our ability to incur additional subordinated indebtedness, to dispose of certain assets and to enter into additional transactions with affiliates.

The foregoing description of the First Lien Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the First Lien Agreement, which is filed herewith Exhibit 99.1 and incorporated by reference herein.

Pursuant to the Second Lien Agreement, the Second Lien Lender agreed, during the forbearance period, to forbear from exercising remedies as a result of the foregoing events of default. The forbearance period began on March 31, 2021 and continues until May 6, 2021, unless terminated earlier as described below. During the forbearance period, the outstanding principal amount of all advances under the First Lien Credit Facility will continue to bear interest at the default rate, which is the rate then applicable to such advances, plus 3.0%.

The Second Lien Agreement will terminate prior to its scheduled expiration if, among other reasons, another default or event of default occurs under the Second Lien Credit Facility or if we fail to comply with the terms of the Second Lien Agreement). In addition to the forbearance, the Second Lien Agreement also modifies certain covenants in the Second Lien Credit Facility.  Specifically, the Second Lien Agreement limits our ability to incur additional subordinated indebtedness, to dispose of certain assets and to enter into additional transactions with affiliates.

The foregoing description of the Second Lien Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Second Lien Agreement, which is filed herewith Exhibit 99.2 and incorporated by reference herein

We are evaluating the available financial alternatives and are in discussion with our lenders seeking, waivers or amendments to the covenants or other provisions of our credit facilities to address any current and future default relating to the covenants in question. We are in the process of addressing the existing defaults by seeking waivers from our lenders. No assurance can be provided that such forbearance agreements or waivers will be obtained. If, upon a future default, we are unable reach an agreement with our lenders or find acceptable alternative financing, the lenders under our First Lien Credit Facility may choose to accelerate repayment, which in turn may result in an event of default under the credit facilities. If our lenders accelerate the payment of amounts outstanding under our credit facilities, we do not currently have sufficient liquidity to repay such indebtedness and would need additional sources of capital to do so. We could attempt to obtain additional sources of capital from asset sales, public or private issuances of debt, equity or equity-linked securities, debt for equity swaps, or any combination thereof. However, we cannot provide any assurances that we will be successful in obtaining capital from such transactions on acceptable terms, or at all.

We have entered into agreements with several of our swap counterparties and intend to enter into an agreement with our remaining swap counterparty for the termination of all of our hedging contracts.  The termination of these agreements allows us to avoid accruing additional obligations while we evaluate financial alternatives with our credit facility lenders.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See Item 1.01 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, Todd Dittmann tendered a letter of resignation to the Board of Directors of the Company (the “Board”), in which he resigned from his position on the Board. Mr. Dittmann is an executive of AG Energy Funding, LLC (“AGEF”), an affiliate of the Second Lien Lender (as defined above), and was appointed to the Board in August 2020 as AGEF’s designee, pursuant to that Governance Agreement, dated as of August 11, 2020, by and between the Company and AGEF (the “Governance Agreement”).  Pursuant to the terms of the Governance Agreement, Mr. Dittmann’s resignation is effective April 26, 2021. As set forth in its most recent Schedule 13D filing, Angelo, Gordon & Co., L.P. beneficially owns 1,672,289 shares, or approximately 16.6% of the Company’s outstanding shares, through a currently unexercised warrant.  Mr. Dittmann resigned from the Board given the matters described in Item 1.01 above, in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d)           Exhibits.
99.1        Agreement, Joinder, Amendment to Forbearance Agreement, and Amendment No. 11 to Credit Agreement.
99.2        Agreement, Amendment to Forbearance Agreement and Amendment No. 4 to Credit Agreement.

EXHIBIT INDEX
Exhibit No.	Description
99.1	Agreement, Joinder, Amendment to Forbearance Agreement, and Amendment No. 11 to Credit Agreement.
99.2	Agreement, Amendment to Forbearance Agreement and Amendment No. 4 to Credit Agreement.